UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

SURFECT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 27, 2006, the Registrant filed a Current Report on Form 8-K (the “Initial Report”) describing the recapitalization of the Registrant. This Current Report on Form 8-K/A amends Section 14 of Item 2.01 of the Initial Report as follows:

The independent registered public accountant of our wholly-owned subsidiary, Surfect Technologies, Inc. (“Surfect”) is the firm of REDW LLC (“REDW”). REDW was engaged by Surfect on July 18,2006. Subsequent to our merger with Surfect , we engaged REDW as our new independent registered public accountants on October 23, 2006. The appointment of REDW was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through October 23, 2006, we did not consult REDW regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B. We believe that it is in our best interest to have REDW continue to work with our business, and we therefore retained REDW as our new independent registered accounting firm, effective as of October 23, 2006. REDW is located at 6401 Jefferson Street NE, Albuquerque, New Mexico 87109.

Item 4.01	Changes in registrant’s certifying accountant.

See Item 2.01 of this current report on Form 8-K/A, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Moore & Associates Chtd. regarding Change In Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: November 7, 2006	By:	/s/ Steve Anderson
Steve Anderson
President and Chief Executive Officer